SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report:

September 1, 2005

PACER HEALTH CORPORATION

(Exact Name of Registrant as Specified in Charter)

Florida	0-28729	11-3144463
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7759 N.W. 146th Street

Miami Lakes, Florida 33016

 (Address of principal executive offices)

(305) 828-7660

(Registrant's Executive Office Telephone Number)

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ITEM 2.01.  ACQUISITION OR DISPOSITION OF ASSETS

Pacer Health Management Corporation of Georgia (“PHMC”), a Georgia corporation and wholly-owned subsidiary of Pacer Health Corporation (“Pacer”), completed its asset purchase agreement (the “Purchase Agreement”) effective as of September 1, 2005 with the Greene County Hospital Authority, a Hospital Authority created under Georgia law (“Greene”).  Pursuant to the Purchase Agreement, PHMC purchased and acquired from Greene, and Greene sold and transferred to PHMC, all of the Assets (as such term is defined in the Purchase Agreement) which are a part of, relate to and are used in the operation of Minnie G. Boswell Memorial Hospital, a twenty five (25) bed acute care and non-urban healthcare facility that Pacer has managed and operated since June 24, 2004, and the Boswell Parker Nursing Center, a twenty nine (29) bed skilled nursing facility, both of which are located in Greensboro, Greene County, Georgia (collectively, the “Hospital”).  The total purchase amount under the agreement is One Million Dollars ($1,000,000).  Pacer now operates a total of five (5) facilities in Georgia and Louisiana.  Pacer intends to construct a replacement facility for the Hospital within the next three (3) years.

Exhibit	Description
Exhibit 99.1	Form of Asset Purchase Agreement, by and between Pacer Health Management Corporation of Georgia and the Greene County Hospital Authority.	Provided herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2005	PACER HEALTH CORPORATION

By: /s/ Rainier Gonzalez
Name: Rainier Gonzalez
Its: President and Chief Executive Officer

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